UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 12, 2010

NAUGATUCK VALLEY FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

United States	0-50876	65-1233977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Church Street, Naugatuck, Connecticut		06770
(Address of principal executive offices)		(Zip Code)

(203) 720-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

On November 12, 2010, Naugatuck Valley Financial Corporation (the “Company”), the holding company for Naugatuck Valley Savings and Loan (the “Bank”), Naugatuck Valley Financial Corporation, a Maryland corporation, and Southern Connecticut Bancorp, Inc. (“SCBI”), entered into a Mutual Termination Agreement (the “Termination Agreement”) terminating their previously reported Agreement and Plan of Merger, as amended, citing inability to obtain regulatory approval of the proposed transaction. Under the Termination Agreement, the Company has paid SCBI a termination payment of $350,000 as reimbursement for its transaction expenses.

The foregoing summary of the Termination Agreement is not complete and is qualified in its entirety by reference to the complete text of the Termination Agreement, which is filed as Exhibit 2.1 to this Form 8-K and which is incorporated herein by reference in its entirety. In addition, a copy of the joint press release announcing the Termination Agreement is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety.

For a description of the terms and conditions of the Agreement and Plan of Merger, as amended, reference is made to the Company’s Forms 8-K filed on February 23, 2010 and September 17, 2010.

Item 9.01	Financial Statements and Exhibits

(d)	The following exhibit is filed herewith:

Exhibit 2.1	Mutual Termination Agreement by and among Naugatuck Valley Financial Corporation, a federally chartered subsidiary holding company, Naugatuck Valley Financial Corporation, a Maryland corporation, and Southern Connecticut Bancorp, Inc., a Connecticut corporation, dated November 12, 2010

Exhibit 99.1	Joint Press Release dated November 12, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NAUGATUCK VALLEY FINANCIAL CORPORATION

Date: November 15, 2010	By:	/S/ JOHN C. ROMAN
John C. Roman
President and Chief Executive Officer